Ex. 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Interneuron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-58742, 33-76652, 33-94730, 33-94736) and on Forms S-3 (33-75826 and 33-32408) of our report dated
November 13, 1995 on our audits of the consolidated financial statements of Interneuron Pharmaceuticals, Inc. as of September 30, 1994 and 1995 and for each of the three years in the period ended September 30, 1995, which report is included in the Company's 1995 Annual Report on Form 10-K.



                                          /S/ COOPERS & LYBRAND L.L.P.
                                          Coopers & Lybrand L.L.P.


Boston, Massachusetts
December 22, 1995




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